Exhibit 99.1

NEXGEL Reports Third Quarter 2025 Financial Results

LANGHORNE, Pa. – November 11, 2025 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced its third quarter 2025 financial results for the period ending September 30, 2025.

Third Quarter 2025 Financial Highlights:

●	Net Revenue was $2.93 million, compared to $2.94 million in Q3 2024 and $2.88 million in Q2 2025.
●	Gross Profit was $1.24 million, compared to $1.16 million in Q3 2024 and $1.26 million in Q2 2025.
●	Gross Profit Margin was 42.4%, compared to 39.3% in Q3 2024 and 43.6% in Q2 2025.
●	Net loss attributable to NEXGEL stockholders was $0.65 million, compared to $0.69 million in Q3 2024 and $0.67 million in Q2 2025.
●	EBITDA[1], a non-GAAP financial measure, was ($0.55) million, compared to EBITDA of ($0.49) million in Q3 2024 and EBITDA of ($0.53) million in Q2 2025.
●	Adjusted EBITDA[1], a non-GAAP financial measure, was ($0.35) million, compared to Adjusted EBITDA of ($0.35) million in Q3 2024 and Adjusted EBITDA of ($0.42) million in Q2 2025.

“While our revenue was flat year-over-year and sequentially, our Adjusted EBITDA loss continued to narrow sequentially as a result of consistent performance in contract manufacturing and consumer branded products and maintaining discipline in our operational efficiencies,” said Adam Levy, Chief Executive Officer of NEXGEL. “Growth in our contract manufacturing segment, driven by strong partnerships like Cintas, and the successful onboarding of new global customers, continues to demonstrate the market’s confidence in our advanced hydrogel technology. At the same time, our consumer brands are gaining traction with new product launches across beauty and skincare that reflect our innovation and quality. Looking ahead, we remain committed to building on this momentum, driving sustainable growth, and expanding the reach of our innovative products across both our contract manufacturing and consumer brands businesses.”

Third Quarter 2025 Financial Results

For the third quarter of 2025, revenue totaled $2.93 million, a decrease of 0.20%, as compared to $2.94 million for the third quarter of 2024. Contract manufacturing and branded product revenue remained stable year-over-year.

Cost of revenues totaled $1.69 million for the third quarter of 2025, as compared to $1.79 million for the third quarter of 2024. The decrease in cost of revenues is primarily due to a decrease in materials and finished products and a decrease in amortization and depreciation offset by an increase in commission and contract fees and an increase in equipment, production and other expenses.

Gross profit totaled $1.24 million for the third quarter of 2025, as compared to a gross profit of $1.16 million for the third quarter of 2024. Gross profit margin for the third quarter of 2025 was 42.4%, as compared to 39.3% for the third quarter of 2024.

Selling, general and administrative expenses totaled $1.96 million for the third quarter of 2025, as compared to $1.94 million for the third quarter of 2024. The slight increase year-over-year was attributable to increases in compensation and benefits, share-based compensation, and professional and consulting fees offset by a decrease in advertising, marketing and amazon fees.

EBITDA1, a non-GAAP financial measure, totaled ($0.55) million for the third quarter of 2025 as compared to ($0.49) million for the third quarter of 2024. Adjusted EBITDA1, a non-GAAP financial measure, totaled ($0.35) million for the third quarter of 2025 as compared to ($0.35) million for the third quarter of 2024.

Net loss attributable to NEXGEL stockholders for the third quarter of 2025 was $0.65 million, as compared to a net loss of $0.69 million for the third quarter of 2024.

As of September 30, 2025, the Company held a cash balance of approximately $938 thousand and a restricted cash balance of $920 thousand related to receiving $1 million in non-dilutive capital from STADA to support upcoming product launches and marketing efforts.

As of November 11, 2025, NEXGEL had 8,143,133 shares of common stock outstanding.

1. EBITDA and Adjusted EBITDA are a non-GAAP measures described in the section titled Non-GAAP Financial Measures” below and reconciled to the most directly comparable GAAP measures at the end of this release.

Third Quarter 2025 Financial Results Conference Call

Date: November 11, 2025

Time: 4:30 p.m. ET

Live Call: 1-800-579-2543 (U.S. Toll Free) or 1-785-424-1789 (International)

Webcast: Events and Presentations

For interested individuals unable to join the conference call, a replay will be available through November 25, 2025, by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 11160116. An archived version of the webcast will also be available for 90 days.

About NEXGEL, INC.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include Silverseal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Non-GAAP Financial Measures

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company’s operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, our continuing commitment to building on our momentum, driving sustainable growth, and expanding the reach of our innovative products across both our contract manufacturing and consumer brands businesses.. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@kcsa.com

NEXGEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

(Unaudited)

(in thousands, except share and per share data)

	September 30,2025	December 31,2024
ASSETS:
Current Assets:
Cash and cash equivalents	$938	$1,807
Restricted cash	920	-
Accounts receivable, net	839	933
Inventory	2,019	1,751
Prepaid expenses and other current assets	886	623
Total current assets	5,602	5,114
Goodwill	1,128	1,128
Intangibles, net	712	807
Property and equipment, net	1,996	2,211
Operating lease - right of use asset	2,087	1,628
Other assets	95	95
Total assets	$11,620	$10,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$795	$761
Accounts payable - related party	421	531
Accrued expenses and other current liabilities	530	310
Deferred revenue	180	179
Current portion of note payable	99	97
Partnership accrued advance	920	-
Warrant liability and contingent consideration liability	6	296
Financing lease liability, current portion	64	59
Operating lease liabilities, current portion	293	237
Total current liabilities	3,308	2,470
Operating lease liabilities, net of current portion	1,962	1,538
Financing lease liability, net of current portion	259	307
Notes payable, net of current portion	515	588
Total liabilities	6,044	4,903

Commitments and Contingencies (Note 17)	-	-

Stockholders’ Equity
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 25,000,000 shares authorized; 8,142,766 and 7,638,497 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	25,204	23,743
Accumulated deficit	(20,026)	(17,996)
Total NexGel stockholders’ equity	5,186	5,755
Non-controlling interest in joint venture	390	325
Total stockholders’ equity	5,576	6,080
Total liabilities and stockholders’ equity	$11,620	$10,983

NEXGEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues, net	$2,934	$2,940	$8,625	$5,647

Cost of revenues	1,691	1,785	4,935	3,973

Gross profit	1,243	1,155	3,690	1,674

Operating expenses:
Research and development	7	-	8	78
Selling, general and administrative	1,961	1,943	5,820	4,309
Total operating expenses	1,968	1,943	5,828	4,387

Loss from operations	(725)	(788)	(2,138)	(2,713)

Other income (expense):
Interest expense, net	10	(20)	(32)	(65)
Other income	59	44	92	102
Changes in fair value of warrant liability	9	10	113	37
Total other income (expense), net	78	34	173	74
Loss before income taxes	(647)	(754)	(1,965)	(2,639)
Income tax expense	-	-	-	-
Net loss	(647)	(754)	(1,965)	(2,639)
Less: Income (loss) attributable to non-controlling interest in joint venture	(6)	61	(65)	208
Net loss attributable to NexGel stockholders	$(653)	$(693)	$(2,030)	$(2,431)
Net loss per common share - basic	$(0.08)	$(0.11)	$(0.26)	$(0.39)
Net loss per common share - diluted	$(0.08)	$(0.11)	$(0.26)	$(0.39)
Weighted average shares used in computing net loss per common share - basic	7,971,299	6,569,403	7,757,429	6,274,221
Weighted average shares used in computing net loss per common share – diluted	7,971,299	6,569,403	7,757,429	6,274,221

NEXGEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net loss	$(2,030)	$(2,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Income (loss) attributable to non-controlling interest in joint venture	65	(208)
Depreciation and amortization	338	328
Net changes in operating lease assets and liabilities	21	31
Share-based compensation	498	271
Gain on investment in marketable securities	—	(62)
Changes in fair value of warrant liability and warrant modification expense	(112)	(37)
Changes in operating assets and liabilities:
Accounts receivable, net	94	(261)
Inventory	(268)	(459)
Prepaid expenses and other assets	(263)	(479)
Accounts payable	34	272
Accounts payable – related party	(110)	—
Accrued expenses and other current liabilities	220	(132)
Deferred revenue	1	159
Partnership accrued advance	(80)	—
Net Cash Used in Operating Activities	(1,592)	(3,008)

Investing Activities
Proceeds from sales of marketable securities	—	62
Capital expenditures	(28)	(374)
Net cash paid for asset acquisition	—	(400)
Net Cash Used in Investing Activities	(28)	(712)

Financing Activities
Proceeds from margin line of credit	—	345
Proceeds from STADA (Note 17)	1,000	—
Proceeds from equity offerings	1,055	2,135
Stock issuance costs	(92)	(185)
Investment by joint venture partner	—	37
Change in contingent consideration liability	—	(164)
Payment of contingent consideration liability	(178)	—
Principal payment on financing lease liability	(43)	(36)
Principal payments of notes payable	(71)	(53)
Net Cash Provided by Financing Activities	1,671	2,079

Net increase (decrease) in cash, cash equivalents and restricted cash	51	(1,641)
Cash, cash equivalents, and restricted cash, beginning of period	1,807	2,700
Cash, cash equivalents, and restricted cash, end of period	$1,858	$1,059

Reconciliation of ending cash, cash equivalents and restricted cash
Cash and cash equivalents, end of period	$938	$1,059
Restricted cash, end of period	920	—
Total cash, cash equivalents and restricted cash, end of period	$1,858	$1,059

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$54	$65
Taxes	$—	$—

Supplemental Non-cash Investing and Financing Activities
Additional ROU assets and operating lease liabilities from lease modification	$677,267	$-
Shares issued in conjunction with asset acquisition	$—	$200
Property and equipment financed under notes payable	$—	$165
Property and equipment financed under financing leases	$—	$416

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended June 30,	Three Months Ended September 30,
	2025	2025	2024
Net (loss) income:	$(640)	$(647)	$(754)
Less: Loss (income) attributable to non-controlling interest in joint venture	(25)	(6)	61
Net loss attributable to NexGel stockholders	(665)	(653)	(693)
Adjustments:
Depreciation and amortization	111	113	184
Interest expense, net	21	(10)	20
Income tax expense	-	-	-
EBITDA	(533)	(550)	(489)
Change in warrant liability (1)	(13)	(9)	(11)
Share-based compensation expense (2)	127	205	153
Adjusted EBITDA:	$(419)	$(354)	$(347)

	Nine Months Ended September 30,
	2025	2024
Net (loss) income:	$(1,965)	$(2,639)
Less: Loss (income) attributable to non-controlling interest in joint venture	(65)	208
Net loss attributable to NexGel stockholders	(2,030)	(2,431)
Adjustments:
Depreciation and amortization	338	328
Interest expense, net	32	65
Income tax expense	-	-
EBITDA	(1,661)	(2,038)
Change in warrant liability (1)	(112)	(37)
Share-based compensation expense (2)	498	271
Adjusted EBITDA:	$(1,275)	$(1,804)

(1)	This adjustment gives effect to non-cash warrant liability changes incurred during the periods.

(2)	The adjustments represent share-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of non-cash stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. No common stock was issued for services in the quarter ended September 30, 2025.